FDA ACCEPTS EXELBINE™ NDA FOR FILING

SAN DIEGO (January 6, 2011) – ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) today announced that the U.S. Food and Drug Administration (FDA) has accepted for filing the New Drug Application (NDA) for its product candidate ANX-530 (vinorelbine injectable emulsion), or Exelbine. The filing of the Exelbine NDA means the FDA has made a threshold determination that it is sufficiently complete to permit a substantive review.

“We are pleased to have reached this important milestone, and look forward to working with the FDA on moving Exelbine toward approval in 2011,” said Brian M. Culley, Chief Executive Officer of ADVENTRX.

About Exelbine
ADVENTRX is seeking approval of Exelbine for the same indications as Navelbine®, a branded formulation of vinorelbine, including non-small cell lung cancer. ADVENTRX submitted the NDA as a 505(b)(2) application that relies in part on the FDA’s findings of safety and effectiveness of a reference drug. The Exelbine NDA includes data from one clinical bioequivalence study designed to assess the pharmacokinetic equivalence of Exelbine and Navelbine, the reference drug. In this clinical bioequivalence study, Exelbine and the reference drug were determined by ADVENTRX to be bioequivalent.

ADVENTRX retains exclusive worldwide rights to Exelbine, other than in South Korea, China, Hong Kong, Macau and Taiwan. In March 2010, the FDA conditionally accepted “Exelbine” as the proposed proprietary name for ANX-530. The United States Patent and Trademark Office has allowed patent claims related to Exelbine, which claims will issue in January 2011 and expire in November 2027.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a specialty pharmaceutical company whose product candidates are being developed to improve the performance of existing anti-cancer drugs by addressing limitations associated principally with their safety and use. More information can be found on the Company’s web site at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that are based on ADVENTRX’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements regarding regulatory approval of Exelbine based on the 505(b)(2) NDA accepted for filing, working with the FDA in the regulatory review process and the bioequivalence of Exelbine and Navelbine. Actual events or results may differ materially from those expressed or implied by the forward-looking statements in this press release due to a number of risks and uncertainties, including, without limitation: the risk that ADVENTRX does not receive FDA approval of Exelbine on a timely basis, or at all; the potential for the FDA to determine that the bioequivalence data and other information included in the Exelbine NDA does not adequately support bioequivalence with Navelbine, including as a result of performing pharmacokinetic equivalence analyses based on a patient population other than the population on which ADVENTRX based its analysis; the potential that changes made in transferring the manufacturing process for Exelbine may result in a lack of comparability between the commercial product and the material used in the bioequivalence trial; the risk that results of future stability testing on samples of Exelbine do not support comparability between ADVENTRX’s prior and intended commercial manufacturing sites or a commercially-viable expiration dating period; the potential for the FDA to impose other requirements to be completed before or after approval of the Exelbine NDA, including that the FDA may require ADVENTRX to perform additional nonclinical, bioequivalence or clinical studies; ADVENTRX’s reliance on third parties to assist with its bioequivalence trials, regulatory submissions, manufacturing and other important aspects of the Exelbine development program, and the risk that FDA approval may be delayed if their performance is found to have been substandard; the risk that any patent issued to ADVENTRX may not provide sufficient protection and market exclusivity for Exelbine and may be challenged, invalidated, infringed or circumvented by third parties, including by ADVENTRX’s competitors; ADVENTRX’s dependence on the success of Exelbine as its first product candidate to be submitted for regulatory approval; the potential that ADVENTRX may require substantial additional funding in order to obtain FDA approval for and commercialize Exelbine, and the risk that ADVENTRX may not be able to raise sufficient capital when needed, or at all; the potential for ADVENTRX to enter into a commercial partnership or other strategic transaction relating to Exelbine and that such partnership or transaction may not succeed in commercializing Exelbine; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date hereof, except as may be required by law.

Company Contact:	Investor Contact:
ADVENTRX Pharmaceuticals Ioana C. Hone (ir@adventrx.com) 858-552-0866 Ext. 303	Lippert/Heilshorn & Associates, Inc. Don Markley (dmarkley@lhai.com) 310-691-7100

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